Exhibit 99.1

Williams Industrial Services Group Inc. ♦ 200 Ashford Center North, Suite 425 ♦ Atlanta, GA 30338

PRESS RELEASE

Williams Industrial Services Group Inc. Enters into Purchase Agreement for the Sale of Business for $60 million and Files for Chapter 11 Protection

Receives Commitment from Existing Secured Lenders for up to

$19.5 Million in Debtor-in-Possession Financing

ATLANTA, GA, July 24, 2023 – Williams Industrial Services Group Inc. (NYSE American: WLMS) (the “Company”), a leading provider of infrastructure related services to blue-chip customers in energy and industrial end markets, including a broad range of construction maintenance, modification, and support services, announced today that it and certain of its subsidiaries have filed voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and agreed to sell substantially all of the Company and its subsidiaries assets to EnergySolutions for $60 million.

The Transaction

The Company and EnergySolutions, a global provider of energy and industrial services headquartered in Salt Lake City, UT, have entered into a purchase agreement pursuant to which EnergySolutions will acquire substantially all the assets and assume certain ordinary course operating liabilities of the Company and its subsidiaries for $60 million. These assets represent the Company’s nuclear, fossil, energy delivery, and paper mill operations, which have continued to perform profitably and have strong prospects for future growth. EnergySolutions is not acquiring the Company’s operations connected to its water contracts in Florida and Texas.

Tracy Pagliara, President and CEO of the Company, stated: “Having carefully reviewed all available options, our comprehensive strategic alternatives process has concluded. I am confident that EnergySolutions will be a great owner for the Williams business it is acquiring as we stand on the precipice of a global nuclear renaissance and significant growth in energy and industrial infrastructure services. EnergySolutions is well capitalized and positioned to ensure that Williams’ rich history of being a customer-centric services provider will continue. Obviously, the Chapter 11 filing is not the outcome we would have wanted for our stockholders or the stakeholders of our water business, but this difficult decision was necessary to deliver the primary and profitable parts of the Williams business to EnergySolutions as a going concern.”

Ken Robuck, President and CEO of EnergySolutions, added, “We are very excited to announce this transaction. This is a strategic move that will allow EnergySolutions to expand our nuclear services offerings to existing nuclear operating plants and, ultimately, to support the nuclear industry’s drive to create more clean, carbon-free energy through nuclear plant life extension work and the construction of new technologies. We understand that Williams has been through a difficult time, but we are confident that this acquisition will be a positive for the Williams’ businesses we are acquiring. These businesses will gain access to our resources and expertise, and we will gain access to their talented team and proven track record in successfully executing nuclear plant maintenance, modifications and new construction projects. Combined with our nuclear waste, decommissioning and onsite integrated services, this acquisition will nicely complement our existing business lines and provide an excellent platform for future growth and expansion into other sectors of the nuclear industry.”

DIP Financing

In order to provide necessary funding during the Chapter 11 proceeding, the Company has received commitments for two debtor-in-possession ("DIP") financing credit agreements with its prepetition lenders. Upon approval by the Bankruptcy Court, the DIP financing agreements are expected to provide the Company with the necessary liquidity to permit the businesses that will be disposed of to operate in the normal course and meet their obligations to their employees, vendors and customers throughout the Chapter 11 proceeding while executing on the sale process of the businesses for which EnergySolutions is the “stalking horse” bidder.

One of the Company’s DIP facilities will be a revolving line of credit ("RLOC") which will replace the Company’s prepetition RLOC, allowing for continued credit advances based on the Company's collateral contributions up to a maximum availability of $12 million. The second facility is a delayed draw term loan ("DDTL") with the Company’s existing term lenders which will provide up to $19.5 million of incremental liquidity following the petition filing.

Chapter 11 Process

The transaction with EnergySolutions is part of a sale process under Section 363 of the Bankruptcy Code in which EnergySolutions is the “stalking horse” bidder, meaning that the purchase agreement between the Company and EnergySolutions contains the terms against which competing offers will be solicited and evaluated during a Chapter 11 auction process. The Company is seeking Bankruptcy Court approval of bidding procedures allowing for the submission of higher or otherwise better offers, and is seeking to consummate a sale by September30, 2023, subject to Bankruptcy Court approval. The Company will manage the bidding process and evaluate any bids received, in consultation with its advisors and otherwise in accordance with the bidding procedures and oversight by the Bankruptcy Court.

Under the purchase agreement, EnergySolutions will not acquire the Company’s operations connected to its water contracts in Florida and Texas. The Company is not currently projecting any return for its stockholders or for certain creditors of the retained water business.

Background to the Chapter 11 Filing and Sale Transaction

The factors that precipitated the Company’s Chapter 11 filing and sale process included: the loss of customer contracts in early 2022 that comprised 19% and 20% of the Company’s annual revenue and gross profit, respectively, in 2021 and the accompanying loss of $361 million in backlog for 2022 and later years; more than $15 million of operating losses associated with the Company’s water operations from 2021 through 2023 year to date; approximately $8 million of start-up costs and operating losses related to the Company’s entry into the transmission and distribution market from early 2021 through the first quarter of 2023; and the inability of the Company to convert enough pipeline into revenue and to cut enough costs to overcome these losses and corresponding liquidity challenges.

As previously announced, the Company undertook actions to improve the performance of its business, including an aggressive move to trim operating expenses, the implementation of a plan to shorten collection times on accounts receivable, and an attempt to expand into the transmission and distribution market. However, those moves were insufficient to position the business for profitability.

Williams Industrial Services Group is advised by Thompson Hine LLP and Chipman Brown Cicero & Cole, LLP as its legal advisors, G2 Capital Advisors, LLC as its financial advisor, and Greenhill & Co., LLC as its investment banker.

EnergySolutions is advised by Ropes & Gray LLP as its legal advisors.

For additional information about the cases please visit https://dm.epiq11.com/WilliamsIndustrialServicesGroup.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company is a leading provider of infrastructure related services to blue-chip customers in energy and industrial end markets, including a broad range of construction maintenance, modification, and support services. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

About EnergySolutions

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, processing, recycling, and disposition of nuclear waste, and research and engineering services across the nuclear fuel cycle. For additional information about EnergySolutions visit www.energysolutions.com or contact Mark Walker at mwalker@energysolutions.com or 801-231-9194.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the Company’s actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Forward-looking statements include, but are not limited to, information concerning the following: expectations regarding risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 process, including with respect to the asset sale and DIP credit agreements; the Company’s plans to sell certain assets pursuant to Chapter 11 of the U.S. Bankruptcy Code, the outcome and timing of such sale, and the Company’s ability to satisfy closing and other conditions to such sale; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s wind down, on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process, and the possibility that it may be unable to obtain any additional funding as needed; the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP credit agreements and other financing arrangements; objections to the Company’s wind down process, the DIP credit agreements, or other pleadings filed that could protract Chapter 11; the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale and risks associated with third-party motions in Chapter 11; the timing or amount of any distributions, if any, to the Company’s stakeholders; expectations regarding future performance of assets expected to be sold in the bankruptcy process; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; expectations regarding financial performance, strategic and operational plans, and other related matters; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

CONTACT: Brenda Adrian, of Sitrick and Company, at brenda_adrian@sitrick.com, or Rich Wilner at rwilner@sitrick.com